                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                       OF OMNIVISION TECHNOLOGIES, INC.
                            A DELAWARE CORPORATION
                                      AND
                         OMNIVISION TECHNOLOGIES, INC.
                           A CALIFORNIA CORPORATION



THIS AGREEMENT AND PLAN OF MERGER dated as of March __, 2000, (the "Agreement") is between OmniVision Technologies, Inc., a Delaware corporation ("OmniVision-Delaware") and OmniVision Technologies, Inc., a California corporation ("OmniVision-California"). OmniVision-Delaware and OmniVision-California are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S
                                ---------------

     A. OmniVision-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 112,783,336 shares, 100,000,000 of which are designated "Common Stock", $0.001 par value, and 12,783,336 of which are designated "Preferred Stock", $0.001 par value. Of such authorized shares of Preferred Stock, 4,450,003 shares are designated "Series A Preferred Stock," 4,000,000 shares are designated "Series B Preferred Stock" and 4,333,333 shares are designated "Series C Preferred Stock." As of the date of this Agreement of Merger, 1,000 shares of Common Stock are issued and outstanding, all of which were held by OmniVision-California. No shares of Preferred Stock are outstanding.

     B. OmniVision-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 32,783,336 shares, 20,000,000 of which are designated "Common Stock", no par value and 12,783,336 of which are designated "Preferred Stock", no par value. Of such authorized shares of Preferred Stock, 4,450,003shares are designated "Series A Preferred Stock," and 4,000,000 shares are designated "Series B Preferred Stock" and 4,333,333 shares are designated "Series C Preferred Stock." As of the record date of the solicitation of the consent of shareholders at which this Agreement of Merger was approved, 3,936,550 shares of Common Stock, 4,300,001 shares of Series A Preferred Stock, 3,671,668 shares of Series B Preferred Stock and 4,333,332 shares of Series C Preferred Stock were issued and outstanding.

     C. The Board of Directors of OmniVision-California has determined that, for the purpose of effecting the reincorporation of OmniVision-California in the State of Delaware, it is advisable and in the best interests of OmniVision-California that OmniVision-California merge with and into OmniVision-Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of OmniVision-Delaware and OmniVision-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

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     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, OmniVision-Delaware and OmniVision-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     1.   MERGER

          (a)  Merger.  In accordance with the provisions of this Agreement, the
               ------
Delaware General Corporation Law and the California General Corporation Law, OmniVision-California shall be merged with and into OmniVision-Delaware (the "Merger"), the separate existence of OmniVision-California shall cease and OmniVision-Delaware shall be, and is herein sometimes referred as, the "Surviving Corporation", and the name of the Surviving Corporation shall be OmniVision Networks Corporation.

          (b)   Filing and Effectiveness.  The Merger shall be completed when
                ------------------------
the following actions shall have been completed:

          (i) This Agreement and Merger was adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law on March__, 2000 and March__, 2000, respectively;

          (ii) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (iii) An executed Agreement and Plan of Merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (iv) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the California Corporations Code shall have been filed with the Secretary of State of the State of California.

          Pursuant to Section 251 of the Delaware General Corporation Law and
Section 1168 of the California Corporations Code, the date and time when the Merger shall become effective, shall be the date upon which subsections (a), (b) and (c) of this Section 1.2 are satisfied and as to OmniVision-California on the day subsection (d) is satisfied, is herein called the "Effective Date of the Merger."

          (c)  Effect of the Merger.  Upon the Effective Date of the Merger, the
               --------------------
separate existence of OmniVision-California shall cease and OmniVision-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and OmniVision-California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of OmniVision-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of OmniVision-Delaware as constituted

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immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of OmniVision-California in the same manner as if OmniVision-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

     2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          (a) Certificate of Incorporation.  The Certificate of Incorporation of
              ----------------------------
OmniVision-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          (b) Bylaws. The Bylaws of OmniVision-Delaware as in effect immediately
              ------
prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          (c) Directors and Officers. The directors and officers of OmniVision-
              ----------------------
California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

     3.  MANNER OF CONVERSION OF STOCK

          (a) OmniVision-California Common Shares.  Upon the Effective Date of
              -----------------------------------
the Merger, each share of OmniVision-California Common Stock, no par value, issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation. No fractional share interests of Surviving Corporation Common Stock shall be issued. In lieu thereof, any fractional share interests to which a holder would otherwise be entitled shall be aggregated.

          (b) OmniVision-California Preferred Shares.
              --------------------------------------

                    (i) Upon the Effective Date of the Merger, each share of Series A Preferred, Series B Preferred, and Series C Preferred Stock of OmniVision-California, no par value, issued and outstanding immediately prior to the Merger, which shares are convertible into such number of shares of OmniVision-California Common Stock as set forth in the OmniVision-California Restated Articles of Incorporation, as amended, shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into or exchanged for one (1) fully paid and nonassessable share of Series A Preferred, Series B Preferred and Series C Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certificate of Incorporation of the Surviving Corporation, which share of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common Stock, $0.001 par value, as such share of OmniVision-

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California Preferred Stock was so convertible into immediately prior to the
Effective Date of the Merger, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

     (c)     OmniVision-California Options, Warrants, Stock Purchase Rights and
             ------------------------------------------------------------------
          Convertible Securities.
          ----------------------

               (i) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of OmniVision-California under, and continue, the 1995 Stock Option Plan ("Stock Option Plan"),and all other employee benefit plans of OmniVision-California. Each outstanding and unexercised option, warrant, other right to purchase, or security convertible into, OmniVision-California Common Stock or OmniVision-California Preferred Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an option, warrant, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one (1) share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of OmniVision-California Common Stock or Preferred Stock, as the case may be, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the exercise price applicable to any such OmniVision-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to OmniVision-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and 3.2, respectively, hereof.

               (ii) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to the number of shares of OmniVision-California Common Stock and OmniVision-California Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

               (iii) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion (unless the holder was entitled to a fractional interest immediately prior to the Merger). In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to OmniVision-California's 1995 Stock Option Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

          Notwithstanding the foregoing, with respect to options issued under the OmniVision-California 1995 Stock Option Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of

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Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

          (d) OmniVision-Delaware Common Stock.  Upon the Effective Date of the
              --------------------------------
Merger, each share of Common Stock, $.001 par value, of OmniVision-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by OmniVision-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          (e) Exchange of Certificates. After the Effective Date of the Merger,
              ------------------------
each holder of an outstanding certificate representing shares of OmniVision-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of OmniVision-California Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, respectively, into which such shares of OmniVision-California Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

          The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

          Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of OmniVision-California so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

          If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

  4.      GENERAL

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     (a) Covenants of OmniVision-Delaware.  OmniVision-Delaware covenants
         --------------------------------
and agrees that it will, on or before the Effective Date of the Merger:

               (i) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

               (ii) File any and all documents with the California Franchise Tax Board necessary for the assumption by OmniVision-Delaware of all of the franchise tax liabilities of OmniVision-California.

               (iii) Take such other actions as may be required by the California General Corporation Law.

     (b) Further Assurances.  From time to time, as and when required by
         ------------------
OmniVision-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of OmniVision-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by OmniVision-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of OmniVision-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of OmniVision-Delaware are fully authorized in the name and on behalf of OmniVision-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     (c) Abandonment.  At any time before the Effective Date of the Merger, this
         -----------
Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either OmniVision-California or of OmniVision-Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of OmniVision-California or by the sole stockholder of OmniVision-Delaware, or by both.

     (d) Amendment.  The Boards of Directors of the Constituent Corporations may
         ---------
amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     (e) Registered Office.  The registered office of the Surviving Corporation
         -----------------
in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, DE 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

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     (f) Agreement.  Executed copies of this Agreement will be on file at the
         ---------
principal place of business of the Surviving Corporation at 930 Thompson Place, Sunnyvale, California 94086, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     (g) Governing Law.  This Agreement shall in all respects be construed,
         -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

     (h) FIRPTA Notification.
         -------------------

               (i) On the Effective Date of the Merger, OmniVision-California shall deliver to OmniVision-Delaware, as agent for the shareholders of OmniVision-California, a properly executed statement (the "Statement") substantially in the form attached hereto as Exhibit A. OmniVision-Delaware shall retain the Statement for a period of not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of OmniVision-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of OmniVision-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to OmniVision-Delaware as their agent and (ii) OmniVision-Delaware shall be considered to have received a copy of the Statement at the request of the OmniVision-California shareholders for purposes of satisfying OmniVision-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

               (ii) OmniVision-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of OmniVision-Delaware and OmniVision-California is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                             OMNIVISION TECHNOLOGIES, INC.

                                             a California corporation

                                             By: /s/ Shaw Hong
                                                --------------------------
                                                Shaw Hong, President
                                                and Chief Executive Officer
ATTEST:

/s/ Raymond Wu
--------------------------------
Raymond Wu
Secretary

                                             OMNIVISION TECHNOLOGIES, INC.

                                             a Delaware corporation

                                             By: /s/ Shaw Hong
                                                --------------------------
                                                Shaw Hong, President
                                                and Chief Executive Officer
ATTEST:


/s/ Raymond Wu
----------------------
Raymond Wu
Secretary

                         OMNIVISION TECHNOLOGIES, INC.
                          (a California corporation)

                             OFFICERS' CERTIFICATE

     Shaw Hong and H. Gene McCown certify that:

     1. They are the President and the Chief Financial Officer, respectively, of OmniVision Technologies, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has two authorized classes of stock, designated "Common Stock" and "Preferred Stock." There are authorized 20,000,000 shares of Common Stock and 12,783,336 shares of Preferred Stock. Of the authorized shares of Preferred Stock, 4,450,003 shares are designated as "Series A Preferred Stock", 4,000,000 shares are designated as "Series B Preferred Stock", and 4,333,333 shares are designated as "Series C Preferred Stock.."

     3. There were 3,936,550 shares of Common Stock issued and outstanding, 4,300,001 shares of Series A Preferred Stock issued and outstanding and 3,671,668 shares of Series B Preferred Stock issued and outstanding and 4,333,332 shares of Series C Preferred Stock issued and outstanding as of the record date of the shareholders' approval of the Agreement and Plan of Merger attached hereto (the "Merger Agreement").

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of the Common Stock and more than 50% of the votes entitled to be cast by holders of outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock voting as a single class.

     6. The undersigned further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Sunnyvale, California on March 6, 2000.



                                             /s/ Shaw Hong
                                             -----------------------------
                                             Shaw Hong, President and
                                             Chief Executive Officer


                                             /s/ H. Gene McCown
                                             -----------------------------
                                             H. Gene McCown, Vice President,
                                             Finance and Chief Financial Officer

                        OMNIVISION TECHNOLOGIES, INC.
                           (a Delaware Corporation)
                           (Surviving Corporation)

                             OFFICERS' CERTIFICATE

     Shaw Hong and H. Gene McCown certify that:

     1. They are the President and Chief Financial Officer, respectively, of OmniVision Technologies, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has two authorized classes of stock, designated "Common Stock" and "Preferred Stock." There are authorized 100,000,000 shares of Common Stock and 12,783,336 shares of Preferred Stock. Of the authorized shares of Preferred Stock, 4,450,003 shares are designated as "Series A Preferred Stock", 4,000,000 shares are designated as "Series B Preferred Stock", and 4,333,333 shares are designated as Series C Preferred Stock."

     3. There are 1,000 shares of Common Stock issued and outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by the sole stockholder of all outstanding shares of Common Stock.

     6. The undersigned further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

     Executed in Sunnyvale, California on March 6, 2000.



                                             /s/ Shaw Hong
                                             -----------------------------
                                             Shaw Hong, President and
                                             Chief Executive Officer

                                              /s/ H. Gene McCown
                                              ----------------------------
                                              H. Gene McCown, Vice President,
                                              Finance and Chief Financial
                                              Officer